Ex.99(j)(3)

Consent of Ernst & Young LLP, Independent Registered Public
Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “General Information” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 43 to the Registration Statement (Form N-1A, No. 333-123257) of Market Vectors ETF Trust and to the incorporation by reference of our report dated February 27, 2009 on Market Vectors Agribusiness ETF, Market Vectors Coal ETF, Market Vectors Global Alternative Energy ETF, Market Vectors Gold Miners ETF, Market Vectors Nuclear Energy ETF, Market Vectors RVE Hard Assets Producers ETF, Market Vectors Solar Energy ETF, Market Vectors Steel ETF, Market Vectors Africa Index ETF, Market Vectors Environmental Services ETF, Market Vectors Gaming ETF, Market Vectors Gulf States Index ETF, Market Vectors Indonesia Index ETF and Market Vectors Russia ETF (fourteen of the Funds of Market Vectors ETF Trust) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

New York, NY April 17, 2009